Red Mountain Resources, Inc. 8-K

Exhibit 99.1

RED MOUNTAIN ANNOUNCES EFFECTIVENESS OF

1-FOR-10 REVERSE STOCK SPLIT AND REINCORPORATION

Dallas, Texas (January 31, 2014) – Red Mountain Resources, Inc. (OTCQB: RDMP.QB) (the “Company”) announced today the effectiveness of a 1-for-10 reverse split of its shares of common stock (the “Reverse Split”).

The Company’s common stock began trading on a Reverse Split adjusted basis today on the OTCBB with a new CUSIP number of 75678V302. The Company’s common stock will temporarily trade under the symbol “RDMPD” for 20 business days, after which time the symbol will revert back to “RDMP”.

Upon effectiveness, every ten shares of common stock of the Company were automatically combined into one share of common stock, reducing the number of outstanding shares of common stock of the Company from approximately 134.0 million to approximately 13.4 million. In addition, the number of authorized shares of common stock was reduced from 500,000,000 shares to 50,000,000 shares.

No fractional shares were issued in connection with the Reverse Split. Instead, the Company’s transfer agent will aggregate all fractional shares that otherwise would have been issued as a result of the Reverse Split and those shares will be sold into the market. Shareholders who would have held a fractional share of the Company will receive a cash payment from the net proceeds of that sale in lieu of such fractional share.

Effective today, the Company also changed its state of incorporation from Florida to Texas.

Both the Reverse Split and the reincorporation were approved by the Company’s common shareholders at the annual meeting of shareholders on December 20, 2013.

Broadridge Corporate Issuer Solutions, Inc. will act as the Company’s Exchange Agent in connection with the Reverse Split. Shareholders will receive the notices, forms and instructions regarding the exchange of their pre-split shares for post-split shares from the Exchange Agent or their broker.

About Red Mountain Resources, Inc.

Red Mountain Resources, Inc. is a Dallas-based growth-oriented energy company engaged in the acquisition, development and exploration of oil and natural gas properties in established basins with demonstrable prolific producing zones. Currently, the Company has established acreage positions and production in the Permian Basin of West Texas and Southeast New Mexico and the onshore Gulf Coast of Texas. Additionally, the Company has an established and growing acreage position in Kansas. For more information, please go to www.RedMountainResources.com.

Safe Harbor Statement

This press release contains forward-looking information, including information regarding the Reverse Split. Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (the “SEC”), including its Form 10-K for the fiscal year ended May 31, 2013, its Form 10-Q for the quarter ended September 30, 2013 and its other filings with the SEC. These risks and uncertainties could cause actual results to differ materially from those currently anticipated or projected.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact

Red Mountain Resources, Inc.

2515 McKinney Ave., Suite 900

Dallas, Texas 75201

Attention: Alan Barksdale, Chief Executive Officer

Telephone No.: (214) 871-0400